Exhibit 1.01
KLA-Tencor Corporation
Conflict Minerals Report for the
Reporting Period from January 1, 2015 to December 31, 2015

Introduction
This Conflict Minerals Report for KLA-Tencor Corporation (“Company,” “we,” or “our”) for the reporting period from January 1, 2015 to December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals (as that term is defined below) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes certain reporting obligations on each U.S. publicly traded company whose manufactured products contain columbite-tantalite, cassiterite, wolframite (or their derivatives tantalum, tin and tungsten, respectively), or gold (collectively referred to as “conflict minerals,” regardless of their geographic origin and whether or not they fund armed conflict in the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”)) that are necessary to the functionality or production of the company’s products. In summary, the Rule requires each of these U.S. publicly traded companies to conduct a reasonable inquiry with respect to the sourcing of the conflict materials that such company uses in its products and file a description of the inquiry performed and the results of such inquiry. If a company determines or has reason to believe that these conflict minerals may have originated or did originate from the Covered Countries, and were not or may not be derived from scrap or recycled sources, the Rule requires such company to exercise due diligence on the source and chain of custody of the conflict minerals, including making an effort to determine whether trade in these minerals directly or indirectly finances or benefits armed groups in the Covered Countries, and to provide a Conflict Minerals Report as an exhibit to its Form SD.
KLA-Tencor is committed to complying with the Rule. KLA-Tencor does not have a direct relationship with conflict minerals smelters or refiners. Accordingly, with respect to the classification and certification of smelters and refiners, we have relied upon the activities, conclusions and reporting from the Electronic Industry Citizenship Coalition Conflict Free Sourcing Initiative (“CFSI”) and Conflict-Free Smelter Program (“CFSP”).
Company Business and Products
KLA-Tencor Corporation is a leading supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries. Our broad portfolio of wafer inspection and patterning products and related service, software and other offerings primarily supports integrated circuit (“IC”) manufacturers throughout the entire semiconductor fabrication process, from research and development to final volume production. We provide leading-edge equipment, software and support that enable IC manufacturers to identify, resolve and manage significant advanced technology manufacturing process challenges and obtain higher finished product yields at lower overall cost. In addition to serving the semiconductor industry, we also provide a range of technology solutions to a number of other high technology industries, including the light emitting diode and data storage industries, as well as general materials research. Metals included in the definition of “conflict minerals” are generally used throughout electronic components for purposes necessary to their functionality. Therefore, we believe that KLA-Tencor products contain conflict minerals that are necessary to the products’ functionality.
Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry on the conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, during the reporting period.

We have worked with certain third-party service providers to contact the suppliers of components that potentially contain conflict minerals. We made reasonable efforts to determine the country of origin of the necessary conflict minerals used in the components these suppliers supplied to us for use in the products that we manufactured, or contracted to manufacture, during the reporting period. We have required these suppliers to provide conflict minerals use and sourcing information in the form of the CFSI Conflict Minerals Reporting Template (the “Template”). Some suppliers provided responses with information for their company as a whole rather than the specific components that we purchase from them (referred to as the “declaration scope” within the Template). In those instances, the exact mapping of a supplier’s sourcing statements to our specific components was less certain. For example, if a supplier that manufactured many different components had produced only one component that contained necessary conflict minerals that were not found to be conflict-free, this would tend to also be the supplier’s conclusion at their company level, even if the vast majority of their other products were otherwise conflict-free.
Pursuant to the Rule, we undertook due diligence on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe, based on our suppliers’ responses, may have originated from the Covered Countries and may not have come from scrap or recycled sources.
Design of Conflict Minerals Program
We designed our conflict minerals program to be in conformance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Guidance”). Summarized below are the design components of our conflict minerals program as they relate to the five-step framework set forth in the OECD Guidance.

1.	Establish strong company management systems:

a.
Publicly communicate our conflict minerals sourcing policy on our corporate website. Please see Section D of our Supply Chain Product Regulatory Compliance page at www.kla-tencor.com/company/supply-chain-product-regulatory-compliance.html. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report or in KLA-Tencor’s Specialized Disclosure Report on Form SD.

b.
Operate an internal conflict minerals team led by our Corporate Procurement organization and supported by a cross-departmental team consisting of representatives of a number of internal groups, including Corporate Product Regulatory Compliance, Internal Audit, Finance, Legal, Information Technology and Global Operations, as well as third-party service providers.

c.
Hold regular meetings of our internal conflict minerals team and provide periodic summaries of the status of the conflict minerals program to our senior management. Our senior management, in turn, reports the results to the Audit Committee of our Board of Directors prior to filing the Conflict Minerals Report with the SEC.

d.	Use recognized due diligence tools created by the CFSI in the evaluation of supplier responses regarding smelters and refiners of necessary conflict minerals that may be used in our products.

e.	Incorporate supply chain regulatory compliance requirements into our standard template for supplier contracts so that suppliers comply with our policy on conflict minerals.

f.	Retain records in accordance with our internal record retention policy.

g.
Establish a hotline and website for use by employees, as well as third parties such as suppliers and customers, to report actual or suspected wrongdoing or other grievances and answer questions about business conduct, including reports or questions regarding our use of conflict minerals. The hotline and website are both operated by an independent third party, which provides tools to enable individuals to submit reports in a number of different languages and, where permitted by law, on an anonymous basis.

2.	Identify and assess risks in our supply chain:

a.
Identify the suppliers that provide components that potentially incorporate conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture.

b.	Contact the suppliers of components that potentially contain conflict minerals and use the Template to capture the suppliers’ responses.

c.
Use reasonable efforts to determine the country of origin of the necessary conflict minerals used in the components our suppliers provided to us that are incorporated into the products that we manufactured, or contracted to manufacture, during the reporting period.

d.	Contact the suppliers that did not respond to the Template request and request their responses.

e.
Conduct due diligence on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe may have originated from the Covered Countries and may not have come from scrap or recycled sources.

f.	Compare responses provided against the list of facilities that have received a “conflict free” designation from the CFSP.

g.	Document the country of origin information for the smelters and refiners identified by the supply chain responses using CFSI data.

3.	Design and Implement a strategy to respond to identified risks:

a.	Verify smelters and refiners identified in response to the Template against the CFSI list provided as part of our membership in the CFSI.

b.
Report our findings to senior management, outlining the information gathered and the actual and potential identified risks and any required action plans. The action plans will vary depending on the results of our due diligence efforts and the risks identified in any particular year.

c.	Implement required action plans and report results to senior management.

4.	Independent third party audits of smelters and refiners sourcing:

a.	Participate in the CFSI and rely upon the results reported by CFSI regarding audits of smelters and refiners.

b.	Provide to CFSI the smelters and refiners identified by our suppliers that are not on the CFSI list.

5.	Report on supply chain due diligence:

a.	Report to the SEC annually our supply chain due diligence on a Form SD and conflict minerals report.

b.	Publicly communicate our Form SD and conflict minerals report on our website at http://ir.kla-tencor.com/sec.cfm.
Due Diligence Performed
Our due diligence process consists of the systematic review and analysis of the responses that were provided to us by our suppliers, as well as communication and follow-up with our suppliers based on the results of our review, in an effort to identify the source and chain of custody of the conflict minerals necessary to our products. We initially screened supplier survey responses for completeness, accuracy and internal consistency. Where suppliers provided information that was incomplete or appeared incorrect, we sought additional data from such suppliers to clarify or correct the originally provided information. We compared the information provided by the suppliers’ responses to the Template against our applicable internal component descriptions to confirm consistency between the various data sources regarding the presence of conflict minerals. In the case of conflict minerals that may have originated in the Covered Countries, we reviewed the data contained in the applicable responses to the Template against CFSI data to make a determination about the national origin of the conflict minerals or about the related smelters. We used the CFSI information to identify legitimate smelters and refiners and smelters and refiners that were either compliant to, or active in, the CFSP.
Facilities Used to Process Necessary Conflict Minerals
Appendix A is a list of the entities that were identified by our suppliers as the smelters or refiners that process the necessary conflict minerals in the suppliers’ products that either (a) are compliant with the CFSI CFSP assessment (Section 1 of Appendix A) or (b) have been verified by CFSI as smelters or refiners that are in communication or are active in the CFSP process assessment (Section 2 of Appendix A). Since some of the declarations we received from our suppliers were at a company level (and not a component-specific level), we do not know with certainty that each smelter listed on Appendix A actually processed conflict minerals that were used in components we purchased. We also received responses from suppliers listing smelters or refiners that have not yet been verified as smelters or refiners by CFSI. Additionally, we received responses that indicated that some conflict minerals were obtained from scrap or recycled sources.

Risk Mitigation/Improvements
The activities described above were intended to examine and mitigate the risk that our necessary conflict minerals benefited armed groups in the Covered Countries.
We made improvements over the previous reporting period by (a) continuing our membership in the CFSI to obtain updated details regarding mines utilized by smelters compliant or not compliant with the CFSP; (b) identifying a greater percentage of smelters and refiners over that obtained in previous reporting periods; and (c) achieving a higher supplier response rate to the Template over that obtained in previous reporting periods.
We intend to take the following steps to further enhance our due diligence in future years: (a) investigate further details regarding mines utilized by smelters compliant with CFSP; (b) improve our review of non-verified smelters and refiners; (c) work with suppliers to improve the accuracy and completeness of their responses; and (d) drive the sourcing of conflict free components in our design and engineering programs.
Forward-Looking Statements: Statements in this Conflict Minerals Report other than historical facts, such as statements regarding our intentions to investigate further details regarding mines utilized by smelters compliant with CFSP, improve our review of non-verified smelter and refiner names, work with our suppliers to improve the accuracy and completeness of their responses; and drive the sourcing of conflict free components in our design and engineering programs, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: our ability to use alternate suppliers, the inaccuracy of the information reported to us by our direct suppliers or industry information used by us; and the risk that smelters or refiners may not participate in the CFSP and that smelters listed as compliant by the CFSP does not necessarily mean that they were compliant for the whole reporting period and that some compliant statuses may have expired and that those smelters may/may not be in the process of a re-audit. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Conflict Minerals Report, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, subsequently filed Quarterly Reports on Form 10-Q and other filings with the SEC (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements, except as required by law.

Appendix A

Section 1.	Smelters or refiners that are compliant with the CFSI CSFP assessment as of March 31, 2016.

Metal	Smelter Name	Smelter ID	Country
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	DODUCO GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc Ltd	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	L' azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter ID	Country
Gold	Nadir Metal Rafineri San. Ve Tic. A.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Précinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Republic Metals Corporation	CID002510	UNITED STATES
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY

Metal	Smelter Name	Smelter ID	Country
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining & Smelting	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Plansee SE Liezen	CID002540	AUSTRIA
Tantalum	Plansee SE Reutte	CID002556	AUSTRIA
Tantalum	QuantumClean	CID001508	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES
Tantalum	Tranzact, Inc.	CID002571	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Zhuzhou Cemented Carbide	CID002232	CHINA
Tin	Alpha	CID000292	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID00295	BRAZIL
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Mineração Taboca S.A.	CID001173	BRAZIL

Metal	Smelter Name	Smelter ID	Country
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT BilliTin Makmur Lestari	CID001424	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Justindo	CID000307	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	VQB Mineral and Trading Group JSC	CID002015	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL
Tin	Yunnan Tin Group (Holding) Co., Ltd.	CID002180	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA

Metal	Smelter Name	Smelter ID	Country
Tungsten	H.C. Starck GmbH	CID002541	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CHINA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA

Section 2.	Smelters or refiners that have been verified by CFSI as smelters or refiners and are in communication or are active in the CFSI CFSP process as of March 31, 2016.

Metal	Smelter Name	Smelter ID	Country
Gold	Advanced Chemical Company	CID000015	UNITED STATES
Gold	Caridad	CID000180	MEXICO
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	CID002355	ITALY
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Geib Refining Corporation	CID002459	UNITED STATES
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	Hwasung CJ Co., Ltd.	CID000778	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY

Metal	Smelter Name	Smelter ID	Country
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Tantalum	Avon Specialty Metals Ltd.	CID002705	UNITED STATES
Tantalum	E.S.R. Electronics	CID002590	UNITED STATES
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tin	An Thai Minerals Co., Ltd.	CID002825	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	CV Tiga Sekawan	CID002593	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	CID002572	VIETNAM
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	CID000466	GERMANY
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM
Tin	Phoenix Metal Ltd.	CID002507	RWANDA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES
Tungsten	Moliren Ltd	CID002845	RUSSIAN FEDERATION
Tungsten	Pobedit, JSC	CID002532	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538	VIETNAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA